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                                                                      Exhibit 21

                    THE LIBERTY CORPORATION AND SUBSIDIARIES
                              LIST OF SUBSIDIARIES
                                DECEMBER 31, 1999

                                                                                 Percentage of Voting Stock
                                                 Jurisdiction of Incorporation   Owned by Immediate Parent
                                                 -----------------------------   --------------------------

A.  The Liberty Corporation                                  S. C.
B.  Liberty Life Insurance Company                           S. C.                            100
     C.  Park Avenue Associates, Inc.                        S. C.                            100
     C.  Exchange Place Corporation                          N. C.                            100
     C.  Greensboro Holdings, Inc.                           S. C.                            100
     C.  State National Fire Insurance Company             Louisiana                          100
     C.  State National Title Guaranty Company             Louisiana                          100
     C.  State National Mortgage Corporation               Louisiana                          100
B.  Liberty Insurance Services Corporation                   S.C.                             100

B.  Cosmos Broadcasting Corporation                          S. C.                            100
     C.  CableVantage Inc.                                   S. C.                            100
     C.  Broadcast Merchandising Corporation.                S. C.                            100
     C.  SuperCoups USA, Inc.                                S. C.                            100

D.  Special Services Corporation                             S. C.                            100
D.  Hampton Insurance Agency, Inc.                           S. C.                            100
D.  The Liberty Marketing Corporation                        S. C.                            100
D.  Bent Tree Corporation                                   Georgia                           100
D.  TLC Business Ventures, Inc.                              S. C.                            100
D.  LC Insurance Limited                                    Bermuda                           100
D.  Liberty Capital Advisors, Inc.                           S. C.                            100
D.  Liberty Properties Group, Inc.                           S. C.                            100
     D.  LIBCO of Florida, Inc.                             Florida                           100
     D.  LPC of S. C., Inc.                                  S. C.                            100
     D.  Johnson/Liberty LLC                                 S. C.                             22
     D.  Commerce Center of Greenville, Inc.                 S. C.                            100

A. Separate condensed financial statements filed as a schedule to the consolidated financial statements. Also included in the consolidated financial statements.

B. Separate financial statements not filed. Included in the consolidated financial statements.

C.  Consolidated with the applicable parent.

D. Minor subsidiaries. Included in the condensed financial statements of The Liberty Corporation.


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